Exhibit 99.1

MEMSIC Announces Second Quarter 2008 Financial Results

Andover, MA – August 7, 2008 – MEMSIC, Inc. (NasdaqGM: MEMS), the industry’s only MEMS solution provider to combine proprietary thermal-based technology with advanced mixed signal processing circuitry onto a single chip using a standard CMOS IC process, today announced financial results for the second quarter ended June 30, 2008.

Revenue for the second quarter of 2008 was $3.6 million, a 30% decrease from the second quarter of 2007, including the impact of a $2.0 million revenue reversal related to the Olympic torch project, as previously disclosed. Net loss in the second quarter was ($1.4) million on a GAAP basis, or ($0.06) per diluted share, compared to net income of $1.1 million in the second quarter of 2007. On a non-GAAP basis, which excludes stock-based compensation charges of approximately $305,000, net loss was ($1.1) million, or ($0.05) per diluted share, compared to a non-GAAP net income of $1.2 million, which excludes stock-based compensation charges of $73,000, in the second quarter of 2007.

Dr. Yang Zhao, Chief Executive Officer of MEMSIC said, “A slowdown in our consumer-driven mobile handset market in China combined with the cancellation of our Olympics torch project resulted in revenue considerably below our original second quarter projections. These events reinforce the importance of our strategy to diversify our product line, target markets, and customer base. To do this, we continue to invest in R&D and we expect to accelerate the development of competitive products that we will bring to market over the coming quarters and beyond.”

Outlook

For the third quarter of 2008, MEMSIC anticipates revenue in the range of $4.8 to $5.3 million. GAAP net income for the second quarter of 2008 is anticipated to be in the range of ($0.01) to $0.00 per diluted share. Non-GAAP net income, which excludes approximately $320,000 in stock-based compensation expenses, is anticipated to be in the range of $0.00 to $0.01 per diluted share. Average diluted share count for the quarter is estimated to be 24.0 million.

Use of Non-GAAP Financial Measures

A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. MEMSIC is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of MEMSIC’s core operations.

Net income (loss) (non-GAAP) and net income (loss) per share (non-GAAP), as we present them in the financial data included in this press release, exclude non-cash stock-based compensation expense. The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company’s core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Conference Call

Management will hold a conference call and webcast at 5:00 p.m. ET today to review and discuss the Company’s results and outlook.

What:	MEMSIC second quarter 2008 financial results conference call and webcast
When:	Thursday, August 7, 2008
Time:	5:00 p.m. ET
Live Call:	(877) 548-7912, domestic (719) 325-4844, international
Replay:	(888) 203-1112, passcode 6466103, domestic
(719) 457-0820, passcode 6466103, international
Webcast:	http://investor.memsic.com (live and replay)

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and system solutions based on integrated micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its accelerometer products are used to measure tilt, shock, vibration and acceleration, and have a wide range of applications such as mobile phones, automotive safety systems and video projectors. MEMSIC combines proprietary thermal-based MEMS technology and advanced analog mixed signal processing circuitry design into a single chip using a standard complementary metal-oxide semiconductor, or CMOS, process.

For further information, please visit www.memsic.com.

Safe Harbor Statement

Statements included in this press release which are not historical in nature, including statements about MEMSIC’s expected financial results for 2008, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ include those identified under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2007, as well as the following: our limited operating history makes it difficult to evaluate our business and prospects; our operating results may fluctuate and are difficult to predict and if we do not meet financial expectations of securities analysts or investors, the price of our common stock will likely decline; we do not have long-term purchase commitments from our customers, and our ability to accurately forecast demand for and sales of our products is limited, which may result in excess or insufficient inventory and uncertainty and volatility with respect to our revenue from period to period; we depend on a limited number of customers for a high percentage of our revenues, and the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues; our products are complex and defects in our products could result in a loss of customers, damage to our reputation, decreased revenue, unexpected expenses, loss of market share and warranty and product liability claims; we may not be able to manage our business growth effectively, and failure to do so could strain our management, operating and other resources, which could materially and adversely affect our business and growth potential; and the average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our gross margins and results.

The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Investor Contact:

Garo Toomajanian

ICR, Inc.

(978) 738-0900 x240

ir@memsic.com

MEMSIC, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$63,262,376	$20,708,794
Short-term investments	—	46,925,000
Accounts receivable, net of allowance for doubtful accounts of $8,503 as of June 30, 2008 and December 31, 2007	2,569,147	5,917,457
Inventories	6,599,960	5,614,050
Deferred taxes	523,338	497,408
Other assets	2,956,291	1,090,513

Total current assets	75,911,112	80,753,222
Property and equipment, net	11,076,255	7,677,774
Long-term investments	8,625,000	—
Other assets	1,105,656	420,568

Total assets	$96,718,023	$88,851,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,618,035	$2,224,349
Accrued expenses	1,406,283	2,189,583
Note payable	—	1,000,000

Total current liabilities	3,024,318	5,413,932
Stockholders’ equity
Common stock, $0.00001 par value; authorized, 100,000,000 shares; 23,789,850 and 22,768,600 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	238	228
Additional paid-in capital	96,106,851	87,176,262
Accumulated other comprehensive income	2,285,328	1,063,747
Accumulated deficit	(4,698,712)	(4,802,605)

Total stockholders’ equity	93,693,705	83,437,632

Total liabilities and stockholders’ equity	$96,718,023	$88,851,564

MEMSIC, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales	$3,603,810	$5,124,836	$9,862,038	$9,440,575
Cost of goods sold	2,474,293	1,775,259	5,195,330	3,168,359

Gross profit	1,129,517	3,349,577	4,666,708	6,272,216

Operating expenses:
Research and development	976,619	759,324	1,757,220	1,442,155
Sales and marketing	717,512	687,842	1,429,609	1,256,482
General and administrative	1,467,935	897,698	2,761,461	1,546,327

Total operating expenses	3,162,066	2,344,864	5,948,290	4,244,964

Operating income (loss)	(2,032,549)	1,004,713	(1,281,582)	2,027,252
Other income (expense):
Interest and dividend income	507,708	163,741	1,220,227	310,625
Interest expense	(8,719)	—	(24,333)	—
Other, net	60,518	15,266	164,438	17,210

Total other income (expense)	559,507	179,007	1,360,332	327,835

Earnings (loss) before income taxes	(1,473,042)	1,183,720	78,750	2,355,087
Provision (benefit) for income taxes	(39,765)	37,955	(25,143)	430,388

Net income (loss)	$(1,433,277)	$1,145,765	$103,893	$1,924,699

Net income (loss) available to common stockholders:
Basic	$(1,433,277)	$105,749	$103,893	$157,804

Diluted	$(1,433,277)	$105,749	$103,893	$157,804

Net income (loss) per common share:
Basic	$(0.06)	$0.04	$0.00	$0.07

Diluted	$(0.06)	$0.04	$0.00	$0.07

Weighted average shares outstanding used in calculating net income (loss) per common share:
Basic	23,669,765	2,419,687	23,580,877	2,382,187

Diluted	23,669,765	2,419,687	23,886,185	2,382,187